UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012 (February 17, 2012)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan	49016-3599
(Address of principal executive offices)	(Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Kellogg Company (the “Company”) (and the independent members of the Board with respect to the Chief Executive Officer) made compensation determinations with respect to the Company’s named executive officers, and the Compensation Committee of the Board adopted the 2012-2014 Executive Performance Plan and made option grants to the Company’s named executive officers, each as set forth below.

2012-2014 Executive Performance Plan. The Compensation Committee of the Board approved the 2012-2014 Executive Performance Plan (“2012-2014 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of internal net sales growth and internal operating profit growth targets. Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the Board (and the independent members of the Board with respect to the Chief Executive Officer) granted 2012-2014 EPP target awards (“Awards”) of 34,600 shares for John Bryant; 12,200 shares for Brad Davidson; 10,500 shares for Paul Norman; 8,100 shares for Ron Dissinger; and 7,300 shares for Gary Pilnick. Participants in the 2012-2014 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2012-2014 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Option Grants. The Compensation Committee of the Board approved the following grants of stock options to named executive officers of the Company: 323,100 options for Mr. Bryant; 113,600 options for Mr. Davidson; 97,800 options for Mr. Norman; 75,600 options for Mr. Dissinger; and 67,700 for Mr. Pilnick. The exercise price under these grants is $52.53 per share. Under the terms of the grants, the stock options generally vest in three equal annual installments from the anniversary of the grant date. A copy of the form of option terms and conditions for the grants is attached as Exhibit 10.2 and is incorporated in its entirety into this Item.

Base Salary; Target AIP Payment for Mr. Bryant. Effective April 1, 2012, the independent members of the Board approved a new base salary of $1,100,000 for Mr. Bryant (from $1,000,000). In addition, the Board approved a new 2012 target annual incentive plan (“AIP”) payment percentage of 150% for Mr. Bryant (from 135%). AIP opportunities are established as a percentage of an executive’s base salary with actual AIP payment each year ranging from 0% to 200% of the target opportunity. The metrics for his 2012 AIP are based on corporate performance relating to financial objectives (internal operating profit, internal net sales and cash flow) and operational objectives (people and food safety, and diversity and inclusion), as well as individual performance. All AIP payments are made in cash.

In addition, to fill a vacancy created by a director resignation, Ben Carson agreed to move from the class with a term expiring at the 2013 annual meeting of shareowners to the class with a term expiring at the 2012 annual meeting of shareowners. As such, Dr. Carson will be up for re-election this year.

Also, on February 17, 2012, Al Andrews, age 56, informed the Company he will retire as the Company’s Vice President and Corporate Controller effective April 11, 2012. The Company’s Board of Directors has elected Maribeth Dangel, age 46, as Vice President and Corporate Controller effective April 11, 2012. Mr. Andrews will work with Ms. Dangel to help ensure a smooth transition.

Ms. Dangel joined the Company in 1997 as a manager in the tax department. In 2006, she became a manager for accounting research and was promoted to director, corporate financial reporting in 2007. She was appointed Vice President, Corporate financial reporting in May 2010. Ms. Dangel has served as Vice President and Assistant Controller since August 2011.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.	2012-2014 Executive Performance Plan.

Exhibit 10.2.	Form of Option Terms and Conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2012

KELLOGG COMPANY

By:	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Senior Vice President, General Counsel, CorporateDevelopment and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1.	2012-2014 Executive Performance Plan.

Exhibit 10.2.	Form of Option Terms and Conditions.